UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):              December 15, 2003

                             KINGDOM VENTURES, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State of Other Jurisdiction of Incorporation)

                000-09322                                88-0419183
         (Commission File Number)              (IRS Employer Identification No.)

           1045 Stephanie Way
               Minden, NV                                   89423
(Address of Principal Executive Offices)                  (Zip Code)

                                 (775) 267-2242
              (Registrant's Telephone Number, Including Area Code)

Item 2. Acquisition or Disposition of Assets

         As previously reported on Forms 8-K and 8-K/A, filed with the Securities and Exchange Commission on September 11, 2003, December 9, 2003 and December 10, 2003, the Company's majority owned subsidiary, AACC Acquisition Corporation, Inc., a Nevada corporation, merged with American Association of Christian Counselors, Inc., a Texas corporation ("AACC") on September 9, 2003 (the "Merger"). Pursuant to the terms of the Merger, Dr. Timothy Clinton, the sole shareholder of AACC, exchanged all of the outstanding shares of capital stock of AACC for consideration consisting of a secured promissory note in the amount of $750,000, a Consulting Agreement requiring $1,250,000 in cash payments and 6,000,000 shares of the Company's common stock, $.001 par value per share.

         On December 15, 2003 the Company entered into a Settlement Agreement and Release whereby the Merger was unwound (the "Settlement Agreement"). Pursuant to the Settlement Agreement, the $750,000 principal amount secured promissory note was cancelled, the Consulting Agreement requiring $1,250,000 in cash payments was cancelled, and Dr. Clinton returned the 6,000,000 shares of the Company's common stock. In addition, Dr. Clinton reacquired all of the outstanding shares of AACC. Dr. Clinton also paid to the Company $25,000 and issued a promissory note payable to the Company in the principal amount of $175,000. The Company and Dr. Clinton have agreed to mutually release one another from all previous commitments under the Merger.

Item 7(c). Exhibits

         The following documents are filed as exhibits to this report:

2.1      Settlement Agreement and Release, dated December 15, 2003.

4.1      Promissory Note between Dr. Timothy Clinton and Kingdom Ventures, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                             KINGDOM VENTURES, INC.


Date:       December 30, 2003                By: /s/ Gene Jackson
                                                --------------------------------
                                                 Gene Jackson, President